Exhibit 10.1

March 11, 2009

Joe’s Jeans Subsidiary, Inc.
5901 S. Eastern Ave.
Commerce, CA  90040

Re:           Global Customer Surcharge Letter Agreement

Ladies and Gentlemen:

We refer to the Factoring Agreement between you and us dated June 1, 2001, as supplemented and amended (herein the "Agreement"). Capitalized terms used but not defined in this letter shall have the meanings given to them in the Agreement.

This shall confirm our mutual understanding and agreement that, notwithstanding anything to the contrary contained in the Agreement, from time to time upon us providing notice to you substantially in the form of Exhibit A attached hereto (each, a “Surcharge Notice”) and without further consent from you, all of your accounts receivable arising from sales to any Customer (as defined below) identified in a Surcharge Notice (all such accounts receivable being referred to herein as "Customer Accounts") shall be subject to the following express terms and conditions:

a.
Only those sales to such Customer that are made by you on terms of sale which do not exceed the days listed in the applicable Surcharge Notice, will be eligible for credit approval under the Agreement.

b.
We shall charge your account with a surcharge based on the gross face amount of each Customer Account that is a Factor Risk Account and whose terms of sale do not exceed the days listed, at the surcharge rate, all as set forth on such Surcharge Notice.  The surcharge shall be in addition to any other fees or commissions we are entitled to charge you under the Agreement, shall be due and charged to your account in the same manner as factoring fees or commissions are charged thereunder, and shall not be included in the calculation of any commissions under the Agreement.

c.
You shall continue to request credit approvals from our Credit Department on all orders from such Customer, as per the Agreement.  Any Customer Account whose terms of sale exceed the days listed on the applicable Surcharge Notice, or which has not been approved by us as to the Credit Risk as per the Agreement, shall be at your sole Credit Risk.

d.	All payments, dividends, recoveries or proceeds received on Customer Accounts shall be applied in accordance with the Agreement.

e.	Any terms set forth in a Surcharge Notice with respect to any Customer may be modified from time to time by us providing you with a subsequent Surcharge Notice for such Customer.

f.	You may elect, at your discretion, upon receipt of a Surcharge Notice, to not factor the Customer Accounts with us or to factor them as Client Risk Accounts in accordance with the Agreement.

For purposes of this agreement, the term “Customer”, individually and “Customers”, collectively, shall mean: (a) those customers identified in any Surcharge Notice and their respective divisions, trade names, affiliates and subsidiaries, (b) any such parties after the commencement and during the continuation of any Insolvency Event (as defined below), (c) any such parties following their emergence from an Insolvency Event, and (d) the respective successors and assigns of such parties. “Insolvency Event” shall include any proceeding or petition filed or instituted by or against the Customer(s) under any local, state or federal law, rule or regulation of any applicable foreign or domestic jurisdiction governing the Customer pertaining to a bankruptcy, insolvency, receivership, assignment for the benefit of creditors or proceeding to compromise or adjust the debts of the Customer, as applicable.

Nothing in the letter agreement, shall affect or modify any existing Customer Surcharge Letter Agreement between us or any other letter agreement between us relating to surcharges that may be charged by us with respect to accounts owing by any of your customers, all of which letter agreement shall continue and be in full force and effect.  Except as herein specifically provided, the Agreement remains in full force and effect in accordance with its terms.

If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours,

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By: /s/ Darrin Beer
Title: Senior Vice President

Read and Agreed to:

JOE’S JEANS SUBSIDIARY, INC.

By:/s/ Lori Nembirkow
Name: Lori Nembirkow

EXHIBIT A

FORM OF SURCHARGE NOTICE

[Date]

Joe’s Jeans Subsidiary, Inc.
5901 S. Eastern Ave.
Commerce, CA  90040

Re:           Surcharge Notice

Ladies and Gentlemen:

Reference is hereby made to that certain Global Customer Surcharge Letter Agreement between us dated as of __________, 2009 (as amended from time to time, the “Global Surcharge Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Global Surcharge Agreement.

This notice shall constitute a Surcharge Notice as defined in the Global Surcharge Agreement.  Accordingly, (i) all accounts receivable arising or created from sales to the following Customer after [Insert Effective Date] shall be subject to all of the terms and conditions of the Global Surcharge Agreement, (ii) only those sales to such Customer that are made by you which do not exceed the following will be eligible for credit approval as provided in paragraph (a) of the Global Surcharge Agreement and (iii) we shall charge your account with a surcharge at the following rate as provided in paragraph (c) of the Global Surcharge Agreement.

Customer Name (and any and all trade names, divisions, subsidiaries and affiliates)	Terms of Sale	Surcharge Rate

Sincerely yours,

THE CIT GROUP/COMMERCIAL
SERVICES, INC.

By:_________________________
Name:_______________________
Title: ________________________